2019 Fourth Quarter Earnings Call Exhibit 99.2

Disclosure notice This presentation contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation. This presentation contains references to certain financial measures that are not presented in accordance with United States Generally Accepted Accounting Principles (“GAAP"). The Company uses non-GAAP financial measures to evaluate financial performance, analyze underlying business trends and establish operational goals and forecasts that are used when allocating resources. The Company believes these non-GAAP financial measures permit investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments. While the Company believes these measures are useful to investors when evaluating performance, they are not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. The Company’s non-GAAP financial measures should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure can be found in the Appendix as well as Company’s latest Form 8-K, filed with the SEC on November 25, 2019. | www.becn.com

Introduction and Opening Comments Julian Francis, President & CEO Q4 Results and Outlook Joe Nowicki, Executive Vice President & CFO Q&A Conference Call Agenda | www.becn.com

Great team A market leading position Long-term track record of performance Strong operating cash flow Attractive opportunity Beacon: first impressions | www.becn.com

FOURTH quarter 2019 highlights Q4 net sales of $2.03B; 3.2% daily organic growth over prior year Existing market residential daily sales growth of 11.5% over prior year Operating cash generation of more than $400M, reduced Net Debt by $393M Improvements to capital structure; refinanced $300M of Sr. notes 1 Defined as gross debt less cash. Decrease in gross debt and increase cash from 6/30/2019 to 9/30/2019 was $348.4 million and $44.6 million, respectively. 1 | www.becn.com

Realizing Beacon’s full potential Growing customer base Leveraging omni-channel and e-commerce Optimizing branch network Capitalizing on geographic scope and scale | www.becn.com

Significant sales growth and margin expansion Gross Margin ($M) | www.becn.com Sales FY14-FY19 CAGR >25% ($M)

Strong cash generator Operating Cash Flow – Cumulative 3 Years Generated ~$1.1B in operating cash flow over three years Net Debt reduction in Q4 was $393M Improved the capital structure: Refinanced existing bonds Issued $300M of 8 yr. Sr. Secured HY notes @ 4.5% Replaces 2023 notes @ 6.375% Lowered interest rate by ~190 bps. Extends maturity 3 years Fixed $500M of Term B loan at rate of ~3.75% 24.3% 25.4% 24.3% 25.4% ($M) | www.becn.com

summary Significant Positives in Q4 and Fiscal 2019 Daily organic residential sales grew 11.5% in the quarter Demonstrated good operating leverage, improving 40 bps. over the prior year Robust operating cash flow – almost $1.1 billion in total over the last 3 years Integration activities complete Looking forward to FY20 Pivot focus to organic growth New customers across our branch network Improving branch operating performance Expanding on our industry-leading digital platform FY20 and beyond…realizing our potential | www.becn.com * * On an adjusted basis – see Appendix.

| www.becn.com Appendix

Reconciliations: NON-GAAP FINANCIAL MEASURES Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, and business restructuring costs. Adjusted Operating Expense is calculated by removing the impact of acquisition costs and business restructuring costs from Existing Markets operating expense (as reported on a GAAP basis). Non-GAAP Adjustment totals are detailed as follows: FY19 adjustments to Existing Markets operating expense are composed of $51.1 million of amortization expense, $3.8 million of selling, general, and administrative costs related to acquisitions, and $2.4 million of business restructuring costs. FY18 adjustments to Existing Markets operating expense are composed of $35.5 million of amortization expense and $10.6 million of selling, general, and administrative costs related to acquisitions. Adjusted EBITDA Adjusted Operating Expense | www.becn.com